Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Congoleum Corporation (the "Company") for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Roger S. Marcus, as Chief Executive Officer of the Company, and Howard N. Feist III, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/    Roger S. Marcus
------------------------------
Name:  Roger S. Marcus
Title: Chief Executive Officer
Date:  August 14, 2003


/s/    Howard N. Feist III
------------------------------------
Name:  Howard N. Feist III
Title: Chief Financial Officer
Date:  August 14, 2003

A signed original of this written statement required by Section 906 has been provided to Congoleum Corporation and will be retained by Congoleum Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.